UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2025

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2025, the Board of Directors of Sound Community Bancorp, Inc. (the “Company”), the parent holding company for Sound Community Bank (the “Bank”), announced the adoption of an executive leadership transition plan.

Effective, October 1, 2025, Laura Lee Stewart, the current President and Chief Executive Officer of the Bank and the Company, will relinquish her roles as President of the Company and the Bank. Ms. Stewart will continue to serve as Chief Executive Officer of the Company and the Bank and as a director of each. Ms. Stewarts transition was not the result of any disagreement with the Company or the Bank on any matter relating to operations, policies, or practices.

Effective October 1, 2025, Wesley (“Wes”) Ochs, age 45, currently serving as Executive Vice President and Chief Financial Officer of the Company and the Bank, was appointed President of the Company and the Bank. In connection with this appointment, Mr. Ochs will cease serving as Executive Vice President but will continue to serve as Chief Financial Officer, a position he has held since 2021. Mr. Ochs joined the Bank in 2009 as a Commercial Loan Officer and has held roles of increasing responsibility since that time.

There are no arrangements or understandings between Mr. Ochs and any other person pursuant to which he was selected as an officer. Mr. Ochs has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his promotion, the Compensation Committee of the Board approved an increase in Mr. Ochs’ annual base salary to $360,000, effective October 1, 2025. Mr. Ochs’ other compensation arrangements, including participation in the Company’s incentive and equity-based compensation programs, will remain unchanged. Additional information regarding Mr. Ochs’ compensation is included in the Company’s definitive proxy statement for its 2025 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 16, 2025, which information is incorporated herein by reference.

A copy of the press release issued by the Company on September 19, 2025 announcing the executive leadership transition plan is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.         Description

99.1        Press Release dated September 19, 2025
104         Cover page interactive data file (embedded within the Inline XBRL document)

(Signature page follows)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	September 19, 2025	By:	/s/ Laura Lee Stewart
Laura Lee Stewart, President and CEO